UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 16, 2007 (January 11, 2007)

UAP HOLDING CORP.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-51035	11-3708834
(State of Incorporation)	(Commission File Number)	( I.R.S. Employer Identification No.)

7251 W. 4th Street

Greeley, Colorado 80634

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (970) 356-4400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13a-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 11, 2007, UAP Holding Corp. (the “Company”), pursuant to the direction and approval of the Compensation Committee of the Board of Directors of the Company, awarded to Mr. Gold 2,150 restricted stock units. The restricted stock units were granted pursuant to the Company’s 2004 Long-Term Incentive Plan (the “2004 Plan”), are credited to a Company Contribution Account (as defined in the 2004 Plan) pursuant to Section 5.1.2 of the 2004 Plan, and are evidenced by a restricted stock unit agreement (the “Director Deferred Compensation Plan Restricted Stock Unit Agreement”). The restricted stock units vest immediately upon grant and shall only become payable upon Mr. Gold’s Termination Date (as defined in the 2004 Plan) or as otherwise provided therein.

As previously disclosed in the Company’s Form 8-K filed on September 20, 2006, the Company, pursuant to the direction and approval of the Compensation Committee of the Board of Directors of the Company granted 2,150 restricted stock units to each non-executive director of the Company on September 15, 2006 and appointed Mr. Ducey to the Board of Directors of the Company effective September 15, 2006. However, for clarification, the 2,150 restricted stock units were granted to Mr. Ducey on October 3, 2006, and not September 15, 2006, pursuant to the direction and approval of the Compensation Committee of the Board of Directors of the Company. The restricted stock units were granted pursuant to the 2004 Plan, are credited to a Company Contribution Account (as defined in the 2004 Plan) pursuant to Section 5.1.2 of the 2004 Plan, and are evidenced by a Director Deferred Compensation Plan Restricted Stock Unit Agreement. The restricted stock units vest immediately upon grant and shall only become payable upon Mr. Ducey’s Termination Date (as defined in the 2004 Plan) or as otherwise provided therein.

A form Director Deferred Compensation Plan Restricted Stock Unit Agreement is attached hereto as Exhibit 1.01 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

1.01	Form of Director Deferred Compensation Plan Restricted Stock Unit Award Agreement of UAP Holding Corp.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UAP HOLDING CORP. (Registrant)

January 16, 2007

	By:	/s/ TODD A. SUKO
Todd A. Suko Vice President, Secretary and General Counsel

EXHIBIT INDEX

Exhibit Number	Description of Exhibits

1.01	Form of Director Deferred Compensation Plan Restricted Stock Unit Award Agreement of UAP Holding Corp.